Exhibit 99.1

    Moody's Corporation Reports Results for the Second Quarter of 2004

     NEW YORK--(BUSINESS WIRE)--July 28, 2004--Moody's Corporation (NYSE: MCO) today announced results for the second quarter of 2004.

    Summary of Results for Second Quarter 2004

    Moody's reported revenue of $357.6 million for the three months ended June 30, 2004, an increase of 14% from $312.7 million for the same quarter of 2003. Operating income for the quarter was $199.5 million and rose 13% from $176.7 million for the same period of last year. Diluted earnings per share for the second quarter of 2004 rose to $0.68, 3% higher than $0.66 in the second quarter of 2003. Earnings per share for the second quarter of 2004 included a charge of $10.0 million, equivalent to $0.07 per diluted share, related to legacy income tax exposures that were assumed by Moody's in connection with its separation from Dun & Bradstreet in 2000, which are described in Moody's annual and quarterly SEC filings. In addition, earnings per share for the second quarter of 2004 included $7.2 million of pre-tax expense related to stock options and other stock-based compensation plans, equivalent to $0.03 per diluted share, compared with $3.1 million of similar expense, or $0.01 per diluted share, in the second quarter of 2003.
    John Rutherfurd, Chairman and Chief Executive Officer of Moody's said "Moody's generated strong results during a period when the U.S. economy started moving from low and stable interest rates to a rising rate environment. During the quarter, Moody's benefited from surprising strength in some ratings areas, most notably U.S. residential mortgage and home equity securities, while other areas, including U.S. investment grade corporates, remained weak. Outside the ratings business, our research activities continued to grow at an impressive pace. Equally important, a number of new product efforts initiated over the past several quarters, most notably our Enhanced Analysis Initiative, are generating revenue and are progressing toward partially offsetting the negative impact of higher interest rates on new debt issuance. Nevertheless, as interest rates continue to rise, Moody's does not expect similarly strong year-on-year quarterly growth."
    In addition to its reported results, Moody's has included in this earnings release certain adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. These non-GAAP financial measures relate to: (1) presenting results for the second quarter and first half of 2004 before charges related to legacy income tax exposures;
(2) presenting results for the first half of 2003 before a non-recurring gain on an insurance recovery and (3) presenting results for the second quarter and first half of 2004 and 2003 before the impact of expensing stock-based compensation plans, which is being phased in for annual stock option grants commencing in 2003 over the current four-year stock plan vesting period. In addition, the 2004 outlook presented below includes a discussion of projected 2004 earnings per share growth excluding the following items: (1) the impact in 2003 and 2004 of expensing stock-based compensation; (2) the impact in 2003 of the non-recurring gain on the insurance recovery; and (3) the impacts in 2003 and 2004 of the charges related to legacy income tax exposures. Attached to this earnings release is a table showing adjustments to Moody's 2004 and 2003 results to arrive at non-GAAP financial measures excluding the impacts noted above.

    Revenue

    Revenue at Moody's Investors Service for the second quarter of 2004 was $325.3 million, an increase of 14% from the prior year period. The favorable impact of currency translation, mainly due to the strength of the Euro relative to the U.S. dollar, contributed approximately 140 basis points to revenue growth in the quarter and had a minimal impact on operating income growth. Ratings revenue totaled $283.9 million, rising 11% from $256.4 million a year ago, and research revenue totaled $41.4 million, 38% higher than in the second quarter of 2003.
    Within the ratings business, global structured finance revenue totaled $131.8 million for the second quarter of 2004, an increase of 13% from $116.9 million a year earlier. U.S. structured finance revenue rose in the mid-teens percent range, benefiting from continued strong growth from rating residential mortgage and home equity securities and credit derivatives. International structured finance revenue grew in the high single-digit percent range, driven primarily by good double-digit growth in European credit derivatives ratings. International structured finance revenue also benefited from favorable foreign currency translation.
    Global corporate finance revenue of $78.4 million in the second quarter of 2004 was up 9% from $71.6 million in the same quarter of 2003. Revenue in the U.S. grew in the low single-digit percent range reflecting a strong year-over-year increase in rated bank loans, partially offset by the effects of declines in investment grade and high yield corporate issuance. Outside the U.S., corporate finance revenue increased over twenty percent, principally based on good growth in Europe compared to a relatively weak prior year period.
    Global financial institutions and sovereigns revenue totaled $51.8 million for the second quarter of 2004, up 17% compared with the prior year period. The most significant contributors to this increase were growth in the U.S. real estate and insurance market segments and new bank rating relationships in Europe.
    U.S. public finance revenue was $21.9 million for the second quarter of 2004, 8% lower than in the prior year period. Both "new money" and refinancing issuance declined year-to-year in the quarter, reflecting higher interest rates and lower borrowing needs as a result of improving tax receipts.
    Moody's research revenue grew to $41.4 million, up 38% from the same quarter of 2003. Strong growth in both the U.S. and Europe reflected success in reaching new customers and selling additional products to existing customers across all principal product types - including credit research publications, licensing Moody's information to financial institutions and data redistributors, and data and analytic tools offered to investors and other credit market participants.
    Revenue at Moody's KMV ("MKMV") for the second quarter of 2004 was $32.3 million, an increase of 23% from the second quarter of 2003. MKMV benefited from good growth in subscription revenue from credit risk assessment products. In addition, the second quarter reflected strong sales of credit processing software to support commercial lending, a portion of which had been anticipated later in the year.
    Moody's U.S. revenue of $231.0 million for the second quarter of 2004 was up 12% from the second quarter of 2003. International revenue of $126.6 million was 19% higher than in the prior year period, including favorable currency impacts. International revenue accounted for 35% of Moody's total in the quarter versus 34% in the year-ago period.

    Expenses

    Moody's operating expenses were $158.1 million in the second quarter of 2004, 16% higher than in the prior year period. Expenses for the second quarter of 2004 included $7.2 million related to stock-based compensation plans compared with $3.1 million in the second quarter of 2003. The year-to-year increase reflects, in part, the phasing in commencing January 1, 2003 of expense related to annual option grants over the stock plan vesting period, which is currently four years. Moody's operating margin for the second quarter of 2004 was 56% compared with 57% in the second quarter of 2003.

    Year-to-date Results

    Revenue for the first six months of 2004 totaled $688.8 million, an increase of 17% from $590.9 million for the same period of 2003. First half operating income of $382.4 million was up 17% from $325.8 million for the same period of 2003. Currency translation accounted for approximately 160 basis points of revenue growth and had a minimal impact on operating income growth. Net income for the first six months of 2004 was $207.0 million, an increase of 7% from $192.8 million in the first six months of 2003. Diluted earnings per share for the first half of 2004 were $1.36 compared with $1.27 for the first half of 2003.
    As noted above, earnings per share for the first half of 2004 included a charge of $10.0 million related to legacy income tax exposures, equivalent to $0.07 per diluted share. Excluding this charge, diluted earnings per share for the first half of 2004 would have been $1.43. Moody's results for the first half of 2003 included a $13.6 million non-recurring gain on an insurance recovery, equivalent to $0.05 per diluted share. In addition, earnings per share for the first half of 2004 included $12.4 million of expense related to stock options and other stock-based compensation plans, equivalent to $0.05 per diluted share, compared with $5.0 million of similar expense, or $0.02 per diluted share, in the second half of 2003.
    At Moody's Investors Service, global ratings revenue was $545.8 million for the first six months of 2004, up 13% from $481.1 million in the same period of 2003. The global corporate finance, structured finance and financial institutions businesses all achieved good growth, and U.S. public finance revenue declined slightly year-to-year. Research revenue rose to $81.9 million for the first half of 2004, up 39% from the first half of 2003. Currency translation also contributed to revenue growth in the period. Revenue at MKMV for the first six months of 2004 totaled $61.1 million, 20% higher than in the prior year period; MKMV revenue included an important software sale, which had been expected later in the year.

    Tax Rate

    Moody's effective tax rate for the second quarter of 2004 was 46.4% compared with 41.5% for the second quarter of 2003. The quarter's tax rate reflected the charge of $10.0 million related to legacy income tax exposures. Excluding this charge, the effective tax rate for the second quarter of 2004 would have been 41.2%, down from the prior year period because Moody's had more income in jurisdictions with lower tax rates than New York.

    Share Repurchases

    Moody's repurchased 2.4 million shares during the second quarter of 2004 at a total cost of $156 million, including 0.5 million shares to offset shares issued under employee stock plans. Since becoming a public company in September 2000 and through June 30, 2004, Moody's has repurchased 25.9 million shares at a total cost of $1.1 billion, including 11.3 million shares to offset shares issued under employee stock plans.

    Outlook for Full Year 2004

    Moody's outlook for the full year 2004 is based on assumptions about many macroeconomic and capital market factors, including interest rates, consumer spending, corporate profitability and business investment spending and capital markets issuance activity. There is an important degree of uncertainty surrounding these assumptions and, if actual conditions differ from these assumptions, Moody's results for the year may differ significantly from the outlook presented in this press release.
    In the U.S., we expect low single-digit percent revenue growth for the ratings and research business for the full year 2004. The Federal Reserve has implemented the first of what is expected to be a series of increases to its target interest rate. Yields on benchmark instruments, such as 10-year U.S. treasuries, have increased in anticipation of further rate increases by the Federal Reserve. We expect that higher borrowing costs, combined with high business profits from current production, which reduce the need for corporations to fund business investment with debt, will continue to result in weak U.S. investment grade corporate issuance. Issuance in the high yield market, though still strong, has slowed from the very strong levels of the second half of 2003 and the first quarter of 2004. For the full year 2004, we expect U.S. corporate finance and financial institutions revenue to grow modestly versus 2003, including the benefits of new products, particularly our Enhanced Analysis Initiative.
    In the U.S. structured finance market, revenue from rating residential mortgage and home equity securities has been stronger than last year and than we anticipated at the start of this year due to both volume and gains in our ratings coverage. However, mortgage refinancings and originations have slowed recently in response to rising interest rates and we expect revenue to slow in the second half of the year, which should result in flat full-year 2004 revenue in this business compared with 2003. We expect credit card and vehicle securitization issuance in 2004 to be similar to that of 2003, which anticipates issuance increasing somewhat in the second half of the year compared with the first. Asset-backed commercial paper should continue to show weakness, but we expect good growth in commercial mortgage-backed securities and credit derivatives. Accordingly, for the full year we expect single-digit percent revenue growth in U.S. structured finance.
    In U.S. public finance, we continue to expect a year-to-year revenue decline, and we are forecasting continued strong growth in the U.S. research business.
    Outside the U.S. we continue to expect low double-digit percent revenue growth in the combined corporate and financial institutions ratings businesses. We are also projecting high teens percent year-over-year revenue growth for international structured finance ratings due to good increases from rating European credit derivatives, European and Japanese residential and commercial mortgage-backed securities and Japanese asset-backed securities. We also expect the strong growth in international research revenue in the first half to continue. These expectations, which include favorable foreign currency impacts, should produce high teens percent international ratings and research revenue growth in 2004.
    Finally, we expect low teens percent revenue growth at Moody's KMV on a global basis. This expectation is lower than MKMV's growth rate in the first half of 2004 due to factors that include earlier than expected sales of credit process software and longer sales cycles than anticipated for new, more complex risk analytics products.
    Moody's expenses for 2004 will likely reflect continued investments in the Enhanced Analysis Initiative and technology to support our growing research business, and continued hiring to support growth areas of the business. Moody's expects the operating margin before the impact of expensing stock-based compensation to be flat to 100 basis points lower in 2004 compared with 2003. This reflects the investments we are making and the faster growth of the lower margin MKMV business for the rest of the year.
    Overall for 2004, Moody's expects that year-over-year growth in revenue will be in the high single-digit percent range and that growth in diluted earnings per share will be in the high single-digit to low double-digit percent range. Accordingly, Moody's EPS outlook for the full year 2004 is slightly improved from the previous guidance that we provided in April. This expected EPS growth excludes the impacts of the insurance gain in 2003, the legacy tax provisions in 2003 and 2004, and the expensing of stock-based compensation in both years. The impact of expensing stock-based compensation is expected to be in the range of $25 million pre-tax in 2004, equivalent to $0.10 - $0.11 per diluted share, compared to $10.5 million, or $0.04 per diluted share, in 2003.

    Moody's Corporation (NYSE: MCO) is the parent company of Moody's Investors Service, a leading provider of credit ratings, research and analysis covering debt instruments and securities in the global capital markets, and Moody's KMV, a leading provider of market-based quantitative services for banks and investors in credit-sensitive assets serving the world's largest financial institutions. The corporation, which reported revenue of $1.2 billion in 2003, employs approximately 2,300 people worldwide and maintains offices in 18 countries. Further information is available at www.moodys.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    Certain statements contained in this release are forward-looking statements and are based on future expectations, plans and prospects for Moody's business and operations that involve a number of risks and uncertainties. The forward-looking statements and other information are made as of July 28, 2004, and the Company disclaims any duty to supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors include, but are not limited to, changes in the volume of debt securities issued in domestic and/or global capital markets; changes in interest rates and other volatility in the financial markets; possible loss of market share through competition; introduction of competing products or technologies by other companies; pricing pressures from competitors and/or customers; the potential emergence of government-sponsored credit rating agencies; proposed U.S., foreign, state and local legislation and regulations, including those relating to Nationally Recognized Statistical Rating Organizations; possible judicial decisions in various jurisdictions regarding the status of and potential liabilities of rating agencies; the possible loss of key employees to investment or commercial banks or elsewhere and related compensation cost pressures; the outcome of any review by controlling tax authorities of the Company's global tax planning initiatives; the outcome of those tax and legal contingencies that relate to Old D&B, its predecessors and their affiliated companies for which the Company has assumed portions of the financial responsibility; the outcome of other legal actions to which the Company, from time to time, may be named as a party; the ability of the Company to successfully integrate the KMV and MRMS businesses; a decline in the demand for credit risk management tools by financial institutions; and other risk factors as discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and in other filings made by the Company from time to time with the Securities and Exchange Commission.


                         Moody's Corporation
          Consolidated Statements of Operations (Unaudited)


                                           Three Months   Six Months
                                              Ended         Ended
                                             June 30,      June 30,
                                          ------------- -------------
Amounts in millions,                       2004   2003   2004   2003
except per share amounts
------------------------------------------------------- --------------

Revenue                                   $357.6 $312.7 $688.8 $590.9
------------------------------------------------------- --------------

Expenses

   Operating, selling, general and
    administrative expenses                149.4  128.1  289.4  249.4

   Depreciation and amortization             8.7    7.9   17.0   15.7

                                          ------------- --------------
       Total expenses                      158.1  136.0  306.4  265.1

------------------------------------------------------- --------------
Operating income                           199.5  176.7  382.4  325.8
------------------------------------------------------- --------------


   Interest and other non-operating
    (expense) income, net                   (6.4)  (4.2) (11.4)   3.8

       Income before provision for income
        taxes                              193.1  172.5  371.0  329.6

   Provision for income taxes               89.6   71.6  164.0  136.8
------------------------------------------------------- --------------

Net income                                $103.5 $100.9 $207.0 $192.8
------------------------------------------------------- --------------

------------------------------------------------------- --------------
Earnings per share
   Basic                                   $0.70  $0.68  $1.39  $1.30

   Diluted                                 $0.68  $0.66  $1.36  $1.27
------------------------------------------------------- --------------

Weighted average number of shares
 outstanding (a)
   Basic                                   148.9  148.8  149.0  148.4

   Diluted                                 152.1  152.4  152.2  151.7
------------------------------------------------------- --------------

(a) Certain prior year amounts have been reclassified to conform to the current presentation.


                         Moody's Corporation
             Supplemental Revenue Information (Unaudited)


                                           Three Months   Six Months
                                              Ended         Ended
                                             June 30,      June 30,
                                          ------------- --------------

Amounts in millions                        2004   2003   2004   2003
------------------------------------------------------- --------------

Moody's Investors Service

   Structured finance                     $131.8 $116.9 $244.8 $214.7

   Corporate finance                        78.4   71.6  154.7  133.0

   Financial institutions and sovereign
    risk                                    51.8   44.1  104.3   89.8

   Public finance                           21.9   23.8   42.0   43.6
                                          ------ ------ ------ ------

         Total ratings revenue             283.9  256.4  545.8  481.1

   Research                                 41.4   30.1   81.9   58.8
                                          ------ ------ ------ ------

         Total Moody's Investors Service   325.3  286.5  627.7  539.9

Moody's KMV                                 32.3   26.2   61.1   51.0
                                          ------ ------ ------ ------

Total revenue                             $357.6 $312.7 $688.8 $590.9
------------------------------------------------------- --------------

Revenue by geographic area (a)

   United States                          $231.0 $206.7 $442.9 $386.2

   International                           126.6  106.0  245.9  204.7
                                          ------ ------ ------ ------

Total revenue                             $357.6 $312.7 $688.8 $590.9
------------------------------------------------------- --------------

(a) Certain prior year amounts have been reclassified to conform to the current presentation.


                         Moody's Corporation
      Reconciliation to Non-GAAP Financial Measures (Unaudited)


                                          Three Months Ended
                                            June 30, 2004
                               ---------------------------------------
Amounts in millions,
except per share amounts

                                                           Non-GAAP
                                    As                     Financial
                                 Reported    Adjustments   Measures(+)
                               -----------   -----------   -----------

 Revenue                           $357.6                      $357.6

 Expenses                           158.1          (7.2)(a)     150.9
                               -----------   -----------   -----------

 Operating income                   199.5           7.2         206.7

 Interest and other non-
  operating expense, net             (6.4)            -          (6.4)
                               -----------   -----------   -----------

 Income before provision for
  income taxes                      193.1           7.2         200.3

 Provision for income taxes          89.6          (7.0)(b)      82.6
                               -----------   -----------   -----------

 Net income                        $103.5         $14.2        $117.7
                               -----------   -----------   -----------

 Basic earnings per share           $0.70                       $0.79
                               -----------                 -----------

 Diluted earnings per share         $0.68                       $0.77
                               -----------                 -----------


                                          Three Months Ended
                                            June 30, 2003
                               ---------------------------------------
Amounts in millions,
except per share amounts

                                                           Non-GAAP
                                    As                     Financial
                                 Reported    Adjustments   Measures(+)
                               -----------   -----------   -----------

 Revenue                           $312.7                      $312.7

 Expenses                           136.0          (3.1)(a)     132.9
                               -----------   -----------   -----------

 Operating income                   176.7           3.1         179.8

 Interest and other non-
  operating expense, net             (4.2)                       (4.2)
                               -----------   -----------   -----------

 Income before provision for
  income taxes                      172.5           3.1         175.6

 Provision for income taxes          71.6           1.3 (b)      72.9
                               -----------   -----------   -----------

 Net income                        $100.9          $1.8        $102.7
                               -----------   -----------   -----------

 Basic earnings per share           $0.68                       $0.69
                               -----------                 -----------

 Diluted earnings per share         $0.66                       $0.67
                               -----------                 -----------

In addition to its reported results, Moody's has included in the table above adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. The table above shows Moody's results for the three months ended June 30, 2004 and 2003, adjusted to reflect the following:

(a) To exclude operating expenses of $7.2 million and $3.1 million in the three months ended June 30, 2004 and 2003, respectively, relating to the expensing of stock options and other stock-based compensation on a prospective basis for options and other stock awards granted on or after January 1, 2003.

(b) To reflect the income tax impact related to the adjustment described in note (a) and to exclude $10.0 million of income tax provisions in the second quarter of 2004 related to reserves for legacy tax exposures.

(+) May not add due to rounding.


                          Moody's Corporation
       Reconciliation to Non-GAAP Financial Measures (Unaudited)


                                           Six Months Ended
                                            June 30, 2004
                               ---------------------------------------
Amounts in millions,
except per share amounts

                                                           Non-GAAP
                                    As                     Financial
                                 Reported    Adjustments   Measures(+)
                               -----------   -----------   -----------

 Revenue                           $688.8                      $688.8

 Expenses                           306.4         (12.4)(a)     294.0
                               -----------   -----------   -----------

 Operating income                   382.4          12.4         394.8

 Interest and other
  non-operating
  expense, net                      (11.4)            -         (11.4)
                               -----------   -----------   -----------

 Income before provision for
  income taxes                      371.0          12.4         383.4

 Provision for income taxes         164.0          (4.9)(c)     159.1
                               -----------   -----------   -----------

 Net income                        $207.0         $17.3        $224.3
                               -----------   -----------   -----------

 Basic earnings per share           $1.39                       $1.51
                               -----------                 -----------

 Diluted earnings per share         $1.36                       $1.47
                               -----------                 -----------

                                           Six Months Ended
                                            June 30, 2003
                               ---------------------------------------

Amounts in millions,
except per share amounts

                                                           Non-GAAP
                                    As                     Financial
                                 Reported    Adjustments   Measures(+)
                               -----------   -----------   -----------

 Revenue                           $590.9                      $590.9

 Expenses                           265.1          (5.0)(a)     260.1
                               -----------   -----------   -----------

 Operating income                   325.8           5.0         330.8

 Interest and other
  non-operating income
  (expense), net                      3.8         (13.6)(b)      (9.8)
                               -----------   -----------   -----------

 Income before provision for
  income taxes                      329.6          (8.6)        321.0

 Provision for income taxes         136.8          (3.6)(c)     133.2
                               -----------   -----------   -----------

 Net income                        $192.8         $(5.0)       $187.8
                               -----------   -----------   -----------

 Basic earnings per share           $1.30                       $1.27
                               -----------                 -----------

 Diluted earnings per share         $1.27                       $1.24
                               -----------                 -----------


In addition to its reported results, Moody's has included in the table above adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. The table above shows Moody's results for the six months ended June 30, 2004 and 2003, adjusted to reflect the following:

(a) To exclude operating expenses of $12.4 million and $5.0 million in the six months ended June 30, 2004 and 2003, respectively, relating to the expensing of stock options and other stock-based compensation on a prospective basis for options and other stock awards granted on or after January 1, 2003.

(b) To exclude a non-operating gain of $13.6 million on an insurance recovery related to the September 11th tragedy, which was recorded in the first quarter of 2003.

(c) To reflect income tax impacts related to the adjustments described in notes (a) and (b) and to exclude $10.0 million of income tax provisions in the second quarter of 2004 related to reserves for legacy tax exposures.

(+) May not add due to rounding.


                          Moody's Corporation
       Reconciliation to Non-GAAP Financial Measures (Unaudited)


                                         Twelve Months Ended
                                          December 31, 2003
                               ---------------------------------------
Amounts in millions,
except per share amounts

                                                           Non-GAAP
                                    As                     Financial
                                 Reported    Adjustments   Measures(+)
                               -----------   -----------   -----------

 Revenue                         $1,246.6                    $1,246.6

 Expenses                           583.5         (10.5)(a)     573.0
                               -----------   -----------   -----------

 Operating income                   663.1          10.5         673.6

 Interest and other
  non-operating expense, net         (6.7)        (13.6)(b)     (20.3)
                               -----------   -----------   -----------

 Income before provision for
  income taxes                      656.4          (3.1)        653.3

 Provision for income taxes         292.5         (17.5)(c)     275.0
                               -----------   -----------   -----------

 Net income                        $363.9         $14.4        $378.3
                               -----------   -----------   -----------

 Basic earnings per share           $2.44                       $2.54
                               -----------                 -----------

 Diluted earnings per share         $2.39                       $2.48
                               -----------                 -----------

In addition to its reported results, Moody's has included in the table above adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. The table above shows Moody's results for the year ended December 31, 2003, adjusted to reflect the following:

(a) To exclude operating expenses of $10.5 million relating to the expensing of stock options and other stock-based compensation on a prospective basis for options and other stock awards granted on or after January 1, 2003.

(b) To exclude a non-operating gain of $13.6 million on an insurance recovery related to the September 11th tragedy, which was recorded in the first quarter of 2003.

(c) To reflect income tax impacts related to the adjustments described in notes (a) and (b) and to exclude $16.2 million of income tax provisions in the fourth quarter of 2003 related to reserves for legacy tax exposures.

(+) May not add due to rounding.




    CONTACT: Moody's Corporation
             Michael Courtian, 212-553-7194
             Vice President
             Investor Relations and Corporate Finance michael.courtian@moodys.com